EXHIBIT 1.1

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

August 4, 2010

This Amendment No. 1 (this “Amendment”) to the Equity Distribution Agreement, dated as of August 5, 2009 (the “Agreement”), by and between LTC Properties, Inc., a Maryland corporation qualified as a real estate investment trust (the “Company”) and KeyBanc Capital Markets Inc., as sales agent and/or principal (the “Manager”, and together with the Company, the “Parties”), is entered into on and as of August 4, 2010.  Capitalized terms used and not defined in this Amendment have the meanings ascribed thereto in the Agreement.

WHEREAS, the Parties entered into the Agreement in connection with the issuance and sale from time to time by the Company of its Common Shares having an aggregate gross sales price of up to $75,000,000;

WHEREAS, the Company has, as of the date of this Amendment, issued and sold Common Shares pursuant to the Agreement having an aggregate gross sales price of $10,686,249.20;

WHEREAS, the Parties wish to increase the aggregate gross sales price of Common Shares that may be issued and sold pursuant to the Agreement to $85,686,249.20 in order to permit the issuance and sale on or after the date of this Amendment of Common Shares having an aggregate gross sales price of up to $75,000,000;

WHEREAS, the Registration Statement referenced in the Agreement will expire on August 7, 2010;

WHEREAS, the Company filed a registration statement on Form S-3 (File Number 333-167433), which was declared effective on June 16, 2010 (the “New Registration Statement”), pursuant to which it wishes to sell the remaining Common Shares available for issuance and sale under the Agreement, as amended by this Amendment;

WHEREAS, the Parties wish to amend certain terms of the Agreement to reference the New Registration Statement and make certain related corresponding changes; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

Section 1.  Amendments to Agreement.

(a)           The first full sentence of Section 1 of the Agreement is hereby amended such that the amount “$75 million” contained therein is replaced with the amount “$85,686,249.20”.

(b)           Section 2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File Number 333-167433) relating to securities, including the Shares, on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of certain securities, including the Shares.  Such Registration Statement, including any amendments thereto filed prior to August 4, 2010 or prior to any such time this representation is repeated or deemed to be made, have been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued or is in effect and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(1) under the Act has been received by the Company. The Company has paid the required Commission filing fees relating to the Shares. The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to August 4, 2010 or prior to any such time this representation is repeated or deemed to be made, and no order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. The Registration Statement, at August 4, 2010, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was June 16, 2010. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(c)           The second full sentence of Section 4(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Company has properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus with the Commission pursuant to the applicable paragraph of Rule 424(b) and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing.”

(d)           Definitions.

(i)            The definition of “Base Prospectus” in Section 18 of the Agreement shall be deleted in its entirety and replaced with the following:

““Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at August 4, 2010.”

(ii)           The definition of “Prospectus Supplement” in Section 18 of the Agreement shall be deleted in its entirety and replaced with the following:

““Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to August 4, 2010.”

Section 2. Effectiveness.  This Amendment shall be effective as of the date hereof for all future offers and sales under the Agreement.

Section 3. Representations and Warranties.  The Company represents to the Manager that it has duly authorized, executed and delivered this Amendment.

Section 4. Continuing Effect.  Except as expressly amended by this Amendment, the Agreement remains in full force and effect in accordance with its respective terms and is hereby in all respects ratified and confirmed.

Section 5. References to Agreements.  All references to the Agreement in the Agreement or in any other document executed or delivered in connection therewith, shall, from the date hereof, be deemed a reference to the Agreement as amended hereby.

Section 6. Governing Law.  This Amendment shall be governed by and construed in accordance with the law governing the Agreement.

Section 7. Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

LTC PROPERTIES, INC.

By:	/s/ Wendy Simpson
Name: Wendy L. Simpson
Title: Chief Executive Officer and President

KEYBANC CAPITAL MARKETS INC.

By:	/s/ David Gruber
Name: David Gruber
Title: Managing Director